AMENDED AND RESTATED ANDREW EMPLOYEE STOCK PURCHASE PLAN

1.       PURPOSE

         The Amended and Restated Andrew Employee Stock Purchase Plan (the "Plan") is intended to provide eligible employees of Andrew Corporation and its subsidiaries (the "Company") with an opportunity to acquire a proprietary interest in the Company through the purchase of the Company's Common Stock (the "Common Stock"). Among other considerations, it is the intention of the Company to have the Plan qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of Code Section 423.

2.       DEFINITIONS

         The following definitions are applicable to this Plan:

         "Compensation" means the salary, wages, overtime, bonuses and commissions paid by the Company.

         "Company" means Andrew Corporation and any of its divisions and subsidiaries, excluding those organized and/or incorporated under the laws of the Federal Republic of Brazil or any state thereof. A "division" is any business activity for which there are maintained separate books and records of account and for which the Board of Directors of Andrew Corporation deems such activity as a separate intra-corporate entity. As used herein, the term "subsidiary" has the meaning assigned to it in Code Section 424(f).

         "Committee" means the Committee appointed by the Board of Directors of Andrew Corporation referred to in Section 13.

         "Participant" means any employee of the Company who is eligible and elects to participate pursuant to the provisions of Section 5.

3.       ELIGIBILITY

         All employees of the Company shall be eligible to participate in the Plan, except that at each Offering Date and during the period between the Offering Date and the Price Date:


         (a) An employee shall not be eligible to participate in the Plan who owns, or would own upon the exercise of any option extended hereunder, whether qualified or non-qualified, shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary corporation;
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         (b) A Director of the Company who is not an employee shall not be eligible to participate in the Plan; and

         (c) An employee shall not be eligible to participate in the Plan:

                (i) Who has been employed less than 1,000 hours; or

                (ii) Whose customary employment is 20 hours or less per week; or

                (iii) Whose customary employment is for not more than five months in any calendar year.

4.       STOCK SUBJECT TO PLAN

         The maximum number of shares of Common Stock which may be sold under the Plan is 1,096,970. Such shares of Common Stock may be either authorized and unissued shares or issued shares heretofore or hereafter acquired and held as Treasury shares, as the Committee may from time to time determine. In the event that there is an increase or decrease in the number of issued shares of Common Stock by reason of any cause such as a stock split, reorganization, recapitalization, combination or exchange of stock, merger, consolidation, or any other change in the corporate structure without receipt or payment of consideration by the Company, the number of shares of Common Stock then remaining for issue under the Plan shall, in each such event, be adjusted by the Committee in proportion to the change in issued Common Stock resulting from such cause.

5.       OFFERING DATE

         From time to time, but not more frequently than once during any fiscal year, the Committee may fix a date (hereinafter called an "Offering Date") on which the Company will make an offer (hereinafter called an "Offering") to all employees then eligible to participate, of options to purchase Common Stock. In order to participate in any Offering, an eligible employee must complete and file with the Committee a Subscription Agreement and any other papers pre-scribed by the Committee within the time frame specified by the Committee following such Offering Date (the "Subscription Date" as defined below). An eligible employee shall become a "Participant" under this Plan upon the filing of the Subscription Agreement. All Subscription Agreements shall be dated and shall be effective as of the Subscription Date. For the purposes of this Plan, "Subscription Date" shall mean not less than 14 days nor more than 30 days following each "Offering Date" (or if that date is a Saturday, Sunday or legal holiday, then the next succeeding business day).

6.       METHOD OF PURCHASE AND PRICE DATE

         (a) A Participant shall pay for the shares of Common Stock subscribed for in his or her Subscription Agreement by either of the following methods:
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                  (i) By  electing  to  authorize  payroll  deductions  for  the purchase price of the shares, to be made beginning with the first pay period following the Subscription Date and ending with the last pay period that ends on a day preceding or coinciding with the Price Date; or

                  (ii) By electing to make, on or before 10 days prior to the Price Date, a lump-sum payment for the purchase price of the shares.

         (b) Each offering shall be for a specified period of time to be fixed by the Committee on the Offering Date and shall be for no less than six months' duration. The last day ("Price Date") of such period shall be the date the Participant shall become entitled to purchase such number of whole shares of Common Stock as the Participant's accumulated payroll deductions or lump-sum deposits during the offering period will purchase, at a price equal to (i) 85% of the fair market value of shares of Common Stock on the Price Date or (ii) 85% of the fair market value of shares of Common Stock on the Subscription Date, whichever is less. The "fair market" value shall be the closing bid price of such shares on such date as reported on NASDAQ or the last sales price of such shares on such date on any stock exchange on which such shares are traded; and if there is no such sale on that date, the last bid price prior thereto at which such sales were quoted on NASDAQ or the last sales price prior thereto at which such shares were traded on any stock exchange.

         (c) The number of shares which may be purchased by any Participant on the Price Date shall not exceed the lesser of the following:

                  (i) The number of shares of Common Stock determined by dividing $25,000 by the fair market value of the Common Stock on the Subscription Date; or

                  (ii) The number of shares of Common Stock that could be purchased on the Price Date if this Section 6(c) did not otherwise apply and if the Participant's accumulated payroll deductions or lump-sum payments during the offering period were in an aggregate amount equal to 5% of the Participant's Compensation received during the immediately preceding calendar year. The salary and/or wages component of the Participant's Compensation shall be annualized if the Participant was not employed by the Company for the entire preceding calendar year.

7.       PARTICIPANTS' ACCOUNTS

         There shall be maintained by the Company individual accounts for each Participant. All payroll deductions or lump-sum payments of a Participant shall be credited to his or her account under the Plan. A Participant may discontinue participation in the Plan as provided in Section 11, but no other change may be made between the Subscription Date and the Price Date, and, specifically, a Participant may not alter the rate of his or her payroll deductions for that Offering.

8.       GRANTING OF OPTION

         On the date when a Participant executes and delivers a Subscription Agreement to the Company, he shall be granted an option for as many estimated full shares of Common Stock as are purchasable with the authorized payroll deductions to be credited to his or her account beginning on the Subscription Date and ending on the Price Date, or with the lump-sum payment to be made by the Participant. Notwithstanding anything herein to the contrary, the Committee will have the right, on a uniform and nondiscriminatory basis, to establish a maximum limit for the number of shares which a Participant may purchase under any given offering under this Plan, which limit shall be expressed in a dollar amount. In no event shall such limit on the purchase of shares exceed the limits otherwise provided in Section 6(c).

9.       EXERCISE OF OPTION

         (a) Unless a Participant gives express written notice to the Committee as hereinafter provided, the Participant's option for the purchase of shares of Common Stock will be exercised automatically on the Price Date for the purchase of the number of full shares of Common Stock which the payroll deductions or deposits in his or her account will purchase.

         (b) By written notice to the Committee at any time prior to a Price Date, a Participant who has paid for the option by payroll deductions pursuant to subsection 6(a)(i) or by payment of a lump-sum payment pursuant to subsection 6(a)(ii), may elect, effective at the Price Date, to exercise a portion of his or her option for a specified number of full shares of Common Stock less than the number of full shares of Common Stock which the accumulated payroll deductions or lump-sum deposits in the Participant's account will purchase, the difference to be refunded without interest.

10.      DELIVERY

         As promptly as practicable after the termination of each Offering, the Company will deliver to each Participant, as appropriate, either the shares of Common Stock purchased upon the exercise of his or her option together with a cash payment equal to the balance, without interest, of any payments credited to the Participant's account during such Offering which was not used for the purchase of shares of Common Stock or a cash payment equal to the entire balance credited to his or her account during such Offering, without interest, where the Participant has withdrawn his or her subscription in accordance with Section 11.

11.      WITHDRAWAL

         (a) A Participant may withdraw any sums credited to his or her account at any time prior to a Price Date by giving written notice to the Committee. All of the Participant's lump-sum deposits and payroll deductions credited to his or her account will be paid promptly after receipt of notice of withdrawal, without interest, and no further payroll deductions will be made from the Participant's pay except in accordance with a new Subscription Agreement filed in accordance with
         Section 5.

         (b) A Participant's withdrawal will not have any effect upon his or her eligibility to participate in a succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

12.      COMMON STOCK

         (a) If the total number of shares of Common Stock for which options are to be granted on any date in accordance with Section 8 exceeds the number of shares of Common Stock then available under the Plan (after deduction of all shares of Common Stock for which options have been exercised) the Committee shall make a pro rata allocation of the shares of Common Stock remaining available in a uniform and non-discriminatory manner. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Committee shall give written notice of such reduction to each affected Participant.

         (b) Each Participant will have no interest in shares of Common Stock covered by his or her Subscription Agreement until the shares are delivered to the Participant.

         (c) Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, if the Participant so directs, by written notice to the Committee prior to the Price Date, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

         (d) The shares of Common Stock delivered to a Participant under the Plan may not be sold for a period of one year following the Price Date except in the event of the Participant's financial hardship as determined by the Committee and may not be transferred for one year following the Price Date except in the event of the Participant's death. The certificates representing the shares of Common Stock delivered to the Participant shall carry an appropriate legend to the foregoing effect. The shares of Common Stock delivered to the Participant shall be forfeited to the Company in the event of any failure to comply with the restrictions contained in this paragraph.

13.      ADMINISTRATION

         The Plan shall be administered under the direction of a Committee appointed by the Board of Directors of Andrew Corporation consisting of three or more persons. The Committee shall have the sole and complete authority to (a) determine Offering Dates, (b) determine the number of shares of Common Stock to be subject to an Offering under the Plan, (c) determine the terms and conditions on which an Offering shall be made under the Plan, (d) prescribe the forms and terms of instruments for Participants' Common Stock subscriptions and beneficiary designations and (e) establish from time to time regulations for the administration of the Plan, interpret the Plan and make all determinations necessary or advisable for the administration of the Plan, all subject to its express limitations and other provisions.

14.      DESIGNATION OF BENEFICIARY

         A Participant may file a written designation of a beneficiary or beneficiaries who are to receive any of the benefits under this Plan in the form of shares of Common Stock and/or cash in the event of such Participant's death, whether before or after exercise of his or her options and prior to delivery of such benefits. Such designation of beneficiary or beneficiaries may be changed by the Participant at any time by written notice. Upon the death of a Participant and upon receipt by the Committee of proof of the identity and existence at the Participant's death of a beneficiary validly designated by the Participant, the Committee shall deliver such benefits to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Committee shall deliver such benefits to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Committee, in its discretion, may deliver such benefits to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate. No designated beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in such benefits credited to the Participant under the Plan.

15.      TRANSFERABILITY

         Neither sums credited to the Participant's account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise hypothecated or disposed of in any way by the Participant other than by will and the laws of descent and distribution. Any such attempted assignment, transfer, pledge or any other hypothecation or disposition shall be without effect except that the Committee may treat such act as an election to withdraw funds in accordance with
Section 11.

16.      ACCOUNTS

         Any payroll deductions or lump-sum deposits received by the Committee shall be reflected in book entries maintained by the Company, which accounts shall be kept in accordance with generally accepted accounting principles; separate accounts shall be maintained for each Participant reflecting his or her currently accrued payroll deductions or lump-sum deposits under any then existing Offering.

17.      TERMINATION OR AMENDMENT

         The Board of Directors of Andrew Corporation may at any time terminate or amend the Plan. No such termination shall affect options previously granted and exercised, nor shall an amendment make any change in any option theretofore granted which would adversely affect the rights of any Participant. Moreover, no amendment shall be made without prior approval of the shareholders of Andrew Corporation if such amendment would:

         (a) Require the sale of more shares of Common Stock than are authorized under Section 4 of the Plan;

         (b) Change the class of employees eligible to participate in the Plan;

         (c) Withdraw the direction of the administration of the Plan from the Committee;

         (d) Permit payroll deductions or lump-sum deposits at a rate in excess of 10% of a Participant's Compensation received during the period between the Subscription Date and the Price Date; or

         (e) Permit purchase of Common Stock by the Participant at a price lower than 85% of the fair market value at the Subscription Date or the Price Date.

18.      NOTICE

         All notices or other communications by a Participant to the Committee under or in connection with the Plan shall be deemed to have been duly given when received by the Committee or when received in the form specified by the Committee at the location, or by the person, subsequently designated by the Committee for the receipt thereof as given in the applicable Subscription Agreement.

19.      EFFECT OF TERMINATION OF EMPLOYMENT

         If a Participant ceases to be employed by the Company for any reason other than death, the Participant shall be permitted within a period of three months next succeeding such cessation of employment, and in no event after the Price Date, to exercise his or her option. In the event an option expires without having been first exercised, or is barred from exercise, all funds credited to a Participant's account shall be refunded without interest.

20.      EFFECTIVE DATE AND TERM OF THE PLAN

         The 1994 Andrew Employee Stock Purchase Plan was approved by the stockholders of the Company at the annual meeting on February 2, 1994. This Amended and Restated Andrew Employee Stock Purchase Plan, which is a continuation of the 1994 Andrew Employee Stock Purchase Plan, was adopted by the Board of Directors on November 12, 1998 and will continue in effect through February 1, 2009, unless sooner terminated.

21.      RIGHT OF PERSONAL REPRESENTATIVE TO PURCHASE SHARES

         In the event of the death of a Participant while in the employ of the Company prior to the Price Date, and while an option remains outstanding and unexercised, the Participant's beneficiary (or the personal representative of such Participant if such beneficiary has predeceased the Participant and no alternate beneficiary has been designated by the Participant) shall be entitled to purchase so much of the Common Stock as the Participant shall have subscribed to purchase under his or her Subscription Agreement, and shall be entitled to make a lump-sum payment (giving credit for prior payroll deductions withheld or other deposits made for such purposes) for such Common Stock within three months after the death of such Participant, by providing written notice to the Committee requesting exercise of such option and making such payment in cash. The Committee reserves the right to require evidence satisfactory to it as evidence of the beneficiary's or personal representative's status as such with regard to the former Participant.

22.      LOAN

         The Company shall not, either directly or indirectly, lend money to any person for the purpose of assisting such person to acquire shares of Common Stock issued upon the exercise of any option granted under the Plan.

23.      USE OF PROCEEDS

         Proceeds from the sale of Common Stock pursuant to the options granted under this Plan shall constitute general funds of Andrew Corporation.

24.      NON-EXCLUSIVITY OF THE PLAN

         Neither the adoption of this Plan by the Board of Directors of Andrew Corporation nor the submission of the Plan to the shareholders of Andrew Corporation for approval shall be construed as creating any limitations on the power of the Board of Directors of Andrew Corporation to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options otherwise than under this Plan, and such other incentive arrangements may be either generally applicable or applicable only in specific cases.

25.      NON-INTERFERENCE WITH EMPLOYMENT RELATIONSHIP

         This Plan, and the options granted pursuant to it, shall not confer upon any employee who is a Participant any right with respect to continuation of employment by the Company, and neither the Plan nor any such option shall interfere in any way with the Participant's or the Company's right to terminate the Participant's employment at any time.